Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Supplement dated June 13, 2005 to the Prospectus dated October 28, 2004 and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information dated October 28, 2004 as supplemented June 13, 2005 included in Post-Effective Amendment No. 10 to the Registration Statement (Form N-1A, No. 333-57793) of streetTRACKS® Series Trust.

We also consent to the incorporation by reference in the Supplement dated June 13, 2005 to the Statement of Additional Information dated October 28, 2004 of our report, dated August 18, 2004, with respect to the financial statements and financial highlights of streetTRACKS® Dow Jones U.S. Large Cap Value Index Fund, streetTRACKS® Dow Jones U.S. Large Cap Growth Index Fund, streetTRACKS® Dow Jones U.S. Small Cap Value Index Fund, streetTRACKS® Dow Jones U.S. Small Cap Growth Index Fund, streetTRACKS® Dow Jones Global Titans Index Fund, streetTRACKS® Wilshire REIT Index Fund, streetTRACKS® Morgan Stanley Technology Index Fund, and streetTRACKS® Total Market ETF (formerly FORTUNE 500® Index Fund), included in the annual report of streetTRACKS® Series Trust for the fiscal year ended June 30, 2004.

ERNST & YOUNG LLP

Boston, Massachusetts
April 12, 2005